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                                                                  Exhibit 10.10
                                                                  -------------


                           [Form of Waiver Letter]

             [ON LETTERHEAD OF POLSKA TELEFONIA CYFROWA SP. Z O.O.]



To:      Citibank International plc and Citibank (Poland) S.A.
         as Agents on behalf of the Banks party to the Loan Agreement referred to below


                                                                          , 1999

Dear Sir/Madam

We refer to:

(i) the Loan Agreement dated 17th December, 1997 between Polska Telefonia Cyfrowa Sp. z o.o. as Borrower, the Arrangers and the Banks referred to therein, Citibank International plc and Citibank (Poland) S.A. as Agents, Citibank (Poland) S.A. and Citibank, N.A. as Security Agents and Citibank, N.A. as Co-ordinator (the "LOAN AGREEMENT"); and

(ii) the waiver and consent (the "ORIGINAL WAIVER") granted to the Borrower by the Majority Banks on 4 August, 1999.

Terms defined in the Loan Agreement shall have the same meaning where used in this letter, unless otherwise defined or the context otherwise requires.

We are writing to advise as follows:

(i) The Borrower, acting through its Luxembourg Subsidiary established by it for this purpose ("PTC INTERNATIONAL FINANCE II S.A.") is contemplating incurring Financial Indebtedness by the issue of further high yield debt ("FURTHER HIGH YIELD DEBT"):

        (a) the aggregate face value of which, less the Escrow Amounts (as defined below), will be at least US$150,000,000 (or its equivalent in any other currency or currencies);

        (b) the maturity of which will be not earlier than the maturity of the existing high yield debt issued pursuant to the High Yield Debt Documents (the "EXISTING HIGH YIELD DEBT"), being July 1, 2007;

        (c) which will be (a) guaranteed by the Borrower (b) subordinated in right of payment and priority to amounts outstanding under the Senior Finance Documents on terms substantially similar to the subordination terms contained in the High Yield Debt Documents relating to the Existing High Yield Debt and (c) rank pari passu with the Existing High Yield Debt;

        (d) the proceeds of which in an amount equal to the aggregate face amount

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                of the notes issued in relation thereto less any discounts, commissions, fees, costs and expenses will be disbursed by PTC International Finance II S.A. to a Dutch Subsidiary established for this purpose of the Borrower ("PTC INTERNATIONAL FINANCE (HOLDING) B.V.") and an intercompany loan from PTC International Finance II S.A. to PTC International Finance (Holding) B.V. will arise in an amount equal to such aggregate face amount of such notes (the "FIRST ON-LOAN");

        (e) the proceeds of the First On-loan less any discounts, commissions, fees, costs, expenses and amounts placed by PTC International Finance (Holding) B.V. in an Escrow Account(s) (as defined below) will be disbursed by PTC International Finance (Holding) B.V. to the Borrower and an intercompany loan from PTC International Finance (Holding) B.V. to the Borrower will arise in an amount equal to the aggregate face amount of such notes less amounts held in the Escrow Account(s) (the "SECOND ON-LOAN");

        (f)     which will involve an escrow arrangement pursuant to which:

                (a) amounts ("ESCROW AMOUNTS") which (together with interest and/or investment gains or income accruing or arising thereon or in relation thereto sufficient to cover the first five semi-annual instalments of interest payable on the Further High Yield Debt) will be placed by or on behalf of PTC International Finance (Holding) B.V. in an account or accounts (each an "ESCROW ACCOUNT") from which amounts equal to each of the first five instalments of interest payable on the Further High Yield Debt shall be debited and applied in payment of each such instalment; and

                (b) a first priority Security Interest will be created over the Escrow Account(s) and any balance from time to time standing to the credit thereof in favour of the noteholders holding such Further High Yield Debt or the trustee of such noteholders.

        Incurring Financial Indebtedness in a manner referred to in this paragraph (A), giving a guarantee as referred to in this paragraph (A) and creating security referred to in sub-paragraph (b) of paragraph
        (A)(vi) above, would constitute a breach of undertakings under Clauses
        20.26 (Financial Indebtedness), 20.8 (Negative Pledge) and 20.12 (Loans and Guarantees) and, in each case, a resulting Event of Default under Clause 23.3 (Breach of Obligations) of the Loan Agreement.

(b) The Borrower is contemplating incurring Financial Indebtedness by entering into arrangements with its vendors ("VENDOR FINANCING ARRANGEMENTS") whereby payments to such vendors may be deferred for periods which would or might constitute a breach of undertakings under Clause 20.26(a)(iv) and a resulting Event of Default under Clause 23.3 (Breach of Obligations) of the Loan Agreement.

(c) The Borrower is contemplating entering into hedging transactions ("RELEVANT HEDGING

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        TRANSACTIONS") in accordance with Clause 20.14 of the Loan Agreement and otherwise in accordance with the Hedging Policy with Banks or other financial institutions which are underwriters of the Further High Yield Debt, certain of which Relevant Hedging Transactions will be unsecured and not designated Senior Finance Documents.

        Incurring Financial Indebtedness by the Borrower in a manner referred to in this paragraph (C) would or might constitute a breach of undertakings under Clause 20.26 (Financial Indebtedness) and a resulting Event of Default under Clause 23.3 (Breach of Obligations) of the Loan Agreement.

(d) The Borrower is hereby requesting the consent of the Majority Banks to permit the Borrower to utilise the entire undrawn portion of the Total Commitments under the Loan Agreement.

(e)     The Borrower is contemplating incurring Financial Indebtedness by:

        (A)     borrowing from its Shareholders;

        (B) borrowing or obtaining other forms of credit from any reputable bank or other financial institution; or

        (C)     a combination of the foregoing.

                (together "ADDITIONAL FINANCING ARRANGEMENTS").

        Incurring Financial Indebtedness by the Borrower in a manner referred to in paragraph (E)(i) above is permitted under Clause 20.26(a)(iii) provided that such Financial Indebtedness is subordinated to the amounts outstanding under the Loan Agreement on terms reasonably satisfactory to the Majority Banks. Incurring Financial Indebtedness by the Borrower in the manner referred to in paragraph (E)(ii) and (E)(iii) would constitute a breach of undertaking under Clause 20.26 (Financial Indebtedness) and a resulting Event of Default under Clause 23.3 (Breach of Obligations) of the Loan Agreement.

(A) In connection with the Loan Agreement we hereby request that you sign this letter as evidence of your agreement to the following:

(A) In relation to the matters set out in paragraph (A) above, you agree to waive a breach of undertakings under Clauses 20.26 (Financial Indebtedness), Clause 20.8 (Negative Pledge) and 20.12 (Loans and Guarantees) of the Loan Agreement and any resulting Event of Default under Clause 23.3 (Breach of Obligations) of the Loan Agreement, arising as a result of the issue of the Further High Yield Debt and the related guarantee given by the Borrower and security in relation to the Escrow Account(s) provided by PTC International Finance (Holding) B.V., provided that:

        (a) PTC International Finance (Holding) B.V. and PTC International Finance II S.A. are deemed to be Principal Members of the Group for the purposes of the Senior Finance Documents; and

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        (b)     securities and guarantees in favour of the Finance Parties on terms substantially similar to those existing in relation to PTC International Finance B.V. are given by the Borrower, PTC International Finance (Holding) B.V. and PTC International Finance II S.A. (including, without limitation, a pledge by the Borrower of its shares in PTC International Finance (Holding) B.V., a pledge by PTC International Finance (Holding) B.V. of its shares in PTC International Finance II S.A., a pledge by PTC International Finance (Holding) B.V. of its accounts (other than the Escrow Account(s)), a pledge by PTC International Finance II S.A. of its accounts, pledges by PTC International Finance (Holding) B.V. and PTC International Finance II S.A. of all receivables, and guarantees by PTC International Finance (Holding) B.V. and PTC International Finance II S.A. of the Borrower's obligations under the Senior Finance Documents);

(A)     (c)     the Further High Yield Debt (including the guarantee, the First
                On-loan and the Second On-loan) is subordinated in right of payment and priority to amounts outstanding under the Senior
                Finance Documents in a manner substantially similar to the subordination terms contained in the Existing High Yield other than in relation to the amounts standing to the credit of each Escrow Account;

        (d) any amounts released from the Escrow Account(s) to PTC International Finance (Holding) B.V. are promptly on-lent to the Borrower, except to the extent that such amounts represent payments of any amounts due on the High Yield Debt (including each of the first five instalments of interest) in accordance with the terms of the Escrow Account(s). Any such further on-loan shall be subordinated in right of payment and priority to amounts outstanding under the Senior Finance Documents in a manner substantially similar to the subordination terms contained in the Existing High Yield;

(B)     (e)     the documentation relating to the issue of the Further High
                Yield Debt is substantially similar to the High Yield Debt
                Documents (other than as regards the covenants and other commercial terms of the Further High Yield Debt and provisions relating to the Escrow Amounts and Escrow Account(s)) and is designated as High Yield Debt Documents for the purposes of paragraph (f) of the definition of High Yield Debt Documents in the Loan Agreement; and

        (f) the aggregate face value of the notes issued in relation to the Further High Yield Debt less the Escrow Amounts is not less than US$150,000,000 (or its equivalent in any other currency or currencies).

(A)     In relation to the matters set out in paragraph B above, you agree that
        (a) the reference to 90 days in paragraph (e) of the definition of "FINANCIAL INDEBTEDNESS" in Clause 1.1 of the Loan Agreement shall henceforth be read and construed as though it were a reference to 180 days and (b) Clause 20.26(a)(iv) of the Loan Agreement shall henceforth be read and construed as though the vendor financings therein referred to were vendor financings with payment terms of 180 days or more.

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(B)     In relation to the matters set out in paragraph (C) above, you agree to waive a breach of undertakings under Clause 20.26 (Financial Indebtedness) and a resulting Event of Default under Clause 23.3 (Breach of Obligations) of the Loan Agreement arising as a result of the Borrower incurring any Financial Indebtedness under any Relevant Hedging Transactions provided that (a) such Relevant Hedging Transactions are entered into with Banks or other financial institutions which are underwriters of the further High Yield Debt, (b) are within the terms of the Hedging Policy and (c) the Borrower procures that the details of the exposure under each such Relevant Hedging Transaction is reported pursuant to Clause 20.2(a)(ii) (B) whether or not such Relevant Hedging Transaction is designated as a "Senior Finance Document" pursuant to Clause 20.14(c).

(C) You hereby confirm that the updated Hedging Policy dated 20th October, 1999 is acceptable to you.

(D) In relation to the matters set out in paragraph (D) above, you hereby agree that:

        (a) you have received the updated Business Plan dated 21st October, 1999 ("UPDATED BUSINESS Plan") and you agree that notwithstanding the requirements of Clause 4.2(c) of the Loan Agreement, the proceeds of future Utilisations may be applied for the purposes provided in Clause 3.1(c) of the Loan Agreement;

        (b) Clause 4.2(d)(ii) shall cease to apply and Clause 4.2(d) shall be read and construed as if the words "the lower of" in line 6 of Clause 4.2(d) were omitted; and

        (c) notwithstanding that the Borrower's financial performance as projected by the Updated Business Plan may result in breaches of financial covenants in the Loan Agreement and indicates the necessity of a refinancing of the December 2000 principal repayments, you agree that neither those prospective breaches nor that potential refinancing shall be taken as an event which, with the lapse of time, would constitute an Event of Default for the purposes of the term "Default" in Clause 4.2(a) of the Loan Agreement, but this shall not prevent the operation of the drawstop under Clause 4.2(a) if those breaches actually occur or if any such principal repayment is not made, nor shall they affect any other conditions to drawing under the Loan Agreement, nor shall the operation of Clause 4.2(a) be affected in relation to any other breach or default.

                However, subject to the foregoing, it is the intention that within the current terms of the Senior Finance Documents, further Utilisations of the unutilised Total Commitments be made available to the Borrower notwithstanding its predicted financial condition under the Updated Business Plan

        (d) Provided always that your agreement to (a), (b) and (c) above shall take effect only if and when the Borrower shall have received proceeds of the Further High Yield Debt which after deducting the Escrow Amounts shall be

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                at least US$150,000,000 (less only the amount of any discounts, commissions, fees, costs and expenses incurred directly in relation to the same).

(b) In relation to the matters set out in paragraph (E) above, you agree to waive any breach of undertaking under Clause 20.26 (Financial Indebtedness) and any resulting Event of Default under Clause 23.3 (Breach of Obligations) of the Loan Agreement arising as a result of the Borrower incurring Financial Indebtedness as a result of entering into any Additional Financing Arrangements provided that such Financial Indebtedness is subordinated pursuant to a subordination agreement substantially similar in all material respects to the Subordination Agreements dated August 24, 1999 and entered into between the Security Agent, the Borrower and each Subordinated Lender party thereto ("EXISTING SUBORDINATION AGREEMENTS").

(c) You agree that any Financial Indebtedness incurred under the Further High Yield Debt, or any Additional Financing Arrangement subordinated as provided in 6 above, shall be disregarded for the purposes of the definition of "Senior Debt" set out in Clause 1.1 of the Loan Agreement.

(d) You agree that interest accruing on the Further High Yield Debt during the period commencing on the issue date thereof and ending on the date on which the fifth semi-annual instalment of interest falls to be made shall be disregarded from the "INTEREST" element of the calculation of "INTEREST EXPENSE" set out in Clause 1.1 of the Loan Agreement.

(e) You hereby agree that the documentation relating to the issue of the Further High Yield Debt shall be designated as "HIGH YIELD DEBT DOCUMENTS" for the purposes of paragraph (f) of the definition of "HIGH YIELD DEBT DOCUMENTS" in the Loan Agreement.

(f) You hereby agree that for the purposes of paragraph 1(c) and paragraph 6 any determination by the Agent (i) that the Further High Yield Debt has been subordinated on terms substantially similar to the subordination terms contained in the High Yield Debt Documents relating to the Existing High Yield Debt and/or (ii) that for the purposes of paragraph 6 any Financial Indebtedness arising out of any Additional Financing Arrangements has been subordinated pursuant to a subordination agreement substantially similar in all material respects to the Existing Subordination Agreement shall be binding on the Banks (the Banks agreeing that the Agent's determination relates only to the wording of the express terms relating to subordination, as identified to the Agent by Allen & Overy, contained in those documents).

The Borrower hereby confirms the following:

I Except as provided herein and in the Original Waiver, the provisions of Clause 22 (Financial Undertakings) of the Loan Agreement are complied with and will continue to be complied with following the issue of the Further High Yield Debt, entry into any of the Vendor Financing Arrangements and any of the Relevant Hedging Transactions, and the utilisation of the unutilised portion of the Total Commitments

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        under the Loan Agreement.

II Except as waived by or consented to in this letter, no Default is outstanding and continuing.

III Except for the waivers and consents specifically referred to in this letter, the Loan Agreement remains in full force and effect without any further waiver.

IV Your agreement to the waivers and consent sought in this letter shall not in any way be construed as a waiver of any other term of the Loan Agreement.

This letter and the waivers and consents herein shall be governed by, and construed in accordance with, English law.

Please sign and return a copy of this letter to Mr. Paul Thompson, Citibank Loans Agency, by facsimile to 44 171 500 4482 by not later than Thursday
11 November, 1999.

Yours faithfully


For and on behalf of
POLSKA TELEFONIA CYFROWA SP. Z O.O.



We agree to the above
For and on behalf of


[name of Bank]

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